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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in the Registration Statement of MainSource Financial Group, Inc. on Form S-8 (Nos 333-58295, 33-45395, 333-131824) and on Form S-3 (No. 333-157441) of our report dated March 10, 2010 with respect to the consolidated financial statements of MainSource Financial Group, Inc. and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K of MainSource Financial Group, Inc. for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Louisville, Kentucky March 10, 2010

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  EXHIBIT 23.1